Exhibit 10.40

EMPLOYMENT AGREEMENT

This Employment Agreement (together, with any Attachment(s) hereto, the “Agreement”) is entered into by and between Helios and Matheson Analytics Inc., a Delaware Corporation on 4/7/16, with offices at 350 5th Ave, Ste 7520, NY, NY 10118 ( “Employer”) and the individual identified on the Attachment hereto as Employee (“Employee”).

This Agreement is entered into because Helios and Matheson Analytics Inc. is interested in obtaining the professional, consulting, analysis or programming services (“Services”) to be performed by Employee as further described below.

In consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer agree as follows:

1.	SERVICES

.  Employee agrees to perform Services that are further described below in the Attachment.

2.	TERM

The term of this Agreement shall commence on the date provided in the Attachment hereto and shall continue until terminated. This is an At-Will Agreement and may be terminated by Employer at its discretion without notice, for any or no reason, at any time.

3.	AGENCY PERSONNEL

Employee shall provide the Services as a consultant on behalf of Helios and Matheson Analytics Inc. to its client or clients (“Client” or “Clients”) identified in the Attachment hereto. Employee warrants that he/she shall perform all assignments with professionalism, efficiency, manners and decorum and according to the highest moral and performance standards of Client and Employer. Employer may terminate Employee at any time for no cause or if they find that his work not up to the standard. The applicable Attachment or this Agreement in its entirety is then immediately terminated.

4.	TERMINATION

Employee agrees to give a minimum of ten (10) business days advance written notice to Employer before terminating this Agreement. Employer may terminate this Agreement with or without cause and without advance notice at any time. Helios and Matheson Analytics Inc. shall arrange for payment to Employee of any outstanding amounts owed for actual Services performed up to the date of termination on the next regularly scheduled pay date.

Employee understands that this is an Employment Agreement “at will” and may be terminated at any time for any reason by the Employer.

5.	COMPENSATION

The compensation to Employee based on Services actually provided is as set forth below. As an exempt employee Employee’s salary shall be based on an hourly wage greater than $27.63, exempting Employee from overtime compensation under the Fair Labor Standards Act, 29 U.S.C. 201, et seq. Payments shall be made semi-monthly following receipt and processing of approved time sheets, according to Employer’s payroll policy and procedure, provided that they are properly submitted by Employee in a prompt and timely manner. No payment will be made for absences due to any or all of the following: (a) Helios and Matheson Analytics Inc. or, if appropriate, Helios and Matheson Analytics Inc. Client-designated holidays; (b) illness; (c) emergency leave, (d) vacation; or (e) other personal time off. Employee will make every effort to minimize absences over which it has control.

6.	REPRESENTATIONS AND WARRANTIES

Employee represents and warrants that the execution and performance of this Agreement shall not violate any agreement or contract which Employee may have entered into, or any obligation which Employee may be under, and Employee expressly agrees to hold Helios and Matheson Analytics Inc. harmless with regard to any breach of the foregoing warranty. Employee agrees not to enter into any arrangement or agreement which will interfere or conflict with the rights granted to Helios and Matheson Analytics Inc. hereunder or any terms of this Agreement, or which would prohibit it from fully performing under this Agreement.

Krishnan, Parthasarathy - Employee Agreement & A

7.	BENEFITS

Employee is eligible to participate in or receive limited benefits offered by Helios and Matheson Analytics Inc. to employees as per published Helios and Matheson Analytics Inc. policies and procedures for eligible Employees.

8.	CONFIDENTIALITY

Employee acknowledges and agrees that:

(a)	the services Employer provides to its Clients are confidential;
(b)

to enable Employer to perform these services, Clients may furnish to Helios and Matheson Analytics Inc. or Helios and Matheson Analytics Inc. may possess or develop its own confidential information concerning Employer or Employer’s Clients’ information including but not limited to business affairs, properties, finances, methods of operation and other data;

(c)

the good will and reputation in the marketplace of Employer depends upon, among other things, keeping such services, information or data in confidence (all such services, information or data of or concerning Employer or Clients of Employer are hereunder collectively referred to as “Confidential Information”);

(d)	Employee may become aware or gain possession of Confidential Information;
(e)	the unauthorized disclosure of the same would irreparably damage Employer or Employer’s Clients;
(f)

except as directed by the owner of the Confidential Information, Employee will not at any time before, during or after the term of this Agreement, disclose any Confidential Information to any person whatsoever, or permit any person whatsoever to examine or make copies of any reports or documents prepared by Employee or that come into its possession or under its control by reason of the consulting Services;

(g)

upon termination of this Agreement, Employee will immediately turn over to Employer or the owner all documents, papers, passes, laptops, ID cards/badges and any other material in its possession or under its control that relate to Employer or Employer’s Clients; written confirmation is required for return of any and all items.

(h)

In the event items are not returned within 1 business days following termination of employment – Employer reserves the right to make an adequate deduction from the final paycheck until proof is received for the missing items; and

(i)	Personnel performing Services under this Agreement will sign confidentiality agreements if required by Employer and/or Clients.

9.	NON-COMPETITION

During the term Employee provides Services to Employer or Employer’s Clients, and for a period of one (1) year thereafter, Employee agrees not to, in any manner, either on its own behalf or on behalf of any other person or entity, directly or indirectly, whether for compensation or otherwise, compete with Employer, or assist any other person or entity in competing with Employer, by performing services that are substantially the same or similar to or competitive with those which Employee is performing for Employer:

a)	by soliciting Employer’s Clients;
b)

by soliciting any project work at Employer’s Clients which is either being solicited by, or which was under contract with Employer during the term Employee is assigned at Employer or Employer’s Clients or by performing or causing to be performed in any capacity, including but not limited to that as an employee, any project work which was either being solicited by, or which was under contract with Employer during the term Employee is assigned at Employer or Employer’s Clients; or

c)	)y inducing any personnel of Employer to engage in activities prohibited under this paragraph or by employing any personnel for the purpose of engaging in such activities.

Employee acknowledges and agrees that it may be presented to Employer’s Client(s) for business purposes, and expressly warrants and represents that it will not solicit or attempt to place itself or other candidate personnel, directly or indirectly, with such Client(s), or otherwise misuse or abuse contact data or information learned in the course of presentment to Client(s). Employee agrees that a breach of the foregoing warranty is an unfair trade practice or corporate espionage.

Krishnan, Parthasarathy - Employee Agreement & A

All obligations set forth in this section shall survive any termination or expiration of this Agreement.

10.	NON-SOLICITATION

During the term of this Agreement and for a period of twelve (12) months after termination or expiration, where such termination or expiration occurs for any reason, Employee shall not in any manner, either on Employee’s own behalf or on behalf of any other person or entity, directly or indirectly, hire, solicit, or encourage to leave the employ of Employer any person who is then an employee of Employer; or solicit, entice away or divert any person who is an employee of any Client of Employer. listed in any Attachment hereto.

11.	INDEMNIFICATION

Notwithstanding anything herein to the contrary, Employee assumes full responsibility for damages to persons or property arising from or associated with its presence on Employer. or Employer’s Client’s premises, or any negligence, recklessness, or intentional misconduct of Employee. Employee shall protect, indemnify and hold harmless Employer and Employer’s Clients, to whom Employee may perform Services, from all claims, losses and expenses, including reasonable attorney fees, for claims or suits for such injuries or damages, or violations of any laws, rules, regulations or ordinances, whether or not such claims are valid.

12.	EQUITABLE REMEDIES

Employee acknowledges that as an Employee, engaged in intellectual work that is varied in character the services it provides to Employer are unique, special, unusual and extraordinary, the loss of which would not be adequately compensable in damages in an action at law, and that Employer therefore would be entitled to all available equitable remedies in case of a breach or threatened breach of this Agreement by Employee, including but not limited to relocation expesnses, Sign-On Bonuses and /or liquidated damages.

13.	HEADINGS

Headings have been included in this Agreement for convenience only and shall not be deemed part of this Agreement or used to interpret it.

14.	SURVIVAL

In the event of the termination or expiration of this Agreement, the provisions of this Agreement which by their nature extend beyond the termination or expiration of this Agreement shall remain in full force and effect beyond such termination or expiration until fulfilled.

15.	GOVERNING LAWS

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law rules, and both parties hereby consent to and waive any objection to the exclusive jurisdiction of the state and federal courts sitting in New York in any action on a claim arising out of, under or in connection with this Agreement.

16.	NOTICE

Unless indicated otherwise, any notices, requests or other communications provided for under this Agreement may be verbal. Written notices shall be deemed sufficiently given, when and if mailed by registered mail or certified mail, return receipt requested, postage prepaid, or sent by personal delivery, delivery service or confirmed receipt facsimile, to the other party at the address set forth above or at such changed address as the addressee may have given by similar notice.

17.	.ENTIRE AGREEMENT

This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and understandings between the parties hereto and can be modified only by a writing signed by both parties. If any provision of this Agreement shall be held to be void or unenforceable, the remainder of this Agreement shall remain in full force and effect, and the non-competition and confidentiality provisions shall survive termination of this Agreement.

Krishnan, Parthasarathy - Employee Agreement & A

NOW, THEREFORE, the parties hereto acknowledge that they have read this Agreement, understand it and agree to be bound by its terms and conditions. The Agreement shall not be modified or amended except upon written consent of authorized representatives of both parties.

ACCEPTED AND AGREED BY:

Helios and Matheson Analytics Inc. Board of Directors	Employee
/s/ Parthasarathy Krishnan
Signature

/s/ Srinivas Tanikella	Parthasarathy Krishnan
Srinivas Tanikella (Signature)	Employee

_________________________	April 7, 2016
Date	Date

/s/ Prathap Singh
Prathap Singh (Signature)

28 June 2016
Date

/s/ Namakkal Sambamurthy
Namakkal Sambamurthy (Signature)

_________________________
Date

Krishnan, Parthasarathy - Employee Agreement & A

ATTACHMENT A

TO EMPLOYMENT AGREEMENT

Salaried Office Compensation Package

This Attachment (“Attachment A”) is attached to and is expressly made a part of the Employment Agreement entered into by and between the Employer and Employee (defined therein and more fully defined or described below). The additional terms and conditions included in this Attachment A are intended to supplement and further define the terms and conditions of the at-will relationship between Employer and Employee.

In the event that any part of this Attachment A and any part the Employment Agreement shall be in conflict, then the conflicting term(s) of the Attachment A shall prevail.

By signing below, Employee agrees that changes in the rate of compensation will not require an amendment to the Employment Agreement or this Attachment A.

Employer:	Helios and Matheson Analytics Inc.

Employee:	Parthasarathy Krishnan

Position:	Chief Executive Officer & President; Interim CFO

Start Date:	4/1/16

Base Salary:	$175,000.00 per year Base salary will be paid twice monthly, according to the Employer’s Regular Payroll Schedule.

ACCEPTED AND AGREED BY:

Helios and Matheson Analytics Inc.	Employee
Board of Directors
/s/ Parthasarathy Krishnan
Signature

/s/ Srinivas Tanikella	Parthasarathy Krishnan
Srinivas Tanikella (Signature)	Employee

_________________________	April 7, 2016
Date	Date

/s/ Prathap Singh
Prathap Singh (Signature)

28 June 2016
Date

/s/ Namakkal Sambamurthy
Namakkal Sambamurthy (Signature)

_________________________
Date

Krishnan, Parthasarathy - Employee Agreement & A

ATTACHMENT A

TO EMPLOYMENT AGREEMENT

Salaried Office Compensation Package

This Attachment (“Attachment A”) is attached to and is expressly made a part of the Employment Agreement entered into by and between the Employer and Employee (defined therein and more fully defined or described below). The additional terms and conditions included in this Attachment A are intended to supplement and further define the terms and conditions of the at-will relationship between Employer and Employee.

In the event that any part of this Attachment A and any part the Employment Agreement shall be in conflict, then the conflicting term(s) of the Attachment A shall prevail.

By signing below, Employee agrees that changes in the rate of compensation will not require an amendment to the Employment Agreement or this Attachment A.

Employer:	Helios and Matheson Analytics Inc.

Employee:	Parthasarathy Krishnan

Position:	Chief Executive Officer

Start Date:	11/9/16

Base Salary:	$225,000.00 per year Base salary will be paid twice monthly, according to the Employer’s Regular Payroll Schedule.

ACCEPTED AND AGREED:

Helios and Matheson Analytics Inc.	Employee

__________________________	_________________________________
Employer Signature	Employee Signature

__________________________	Parthasarathy Krishnan
Name/Title	Employee

__________________________	_________________________________
Date	Date

Krishnan, Parthasarathy - Employee Agreement & A